UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Retail Properties of America, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”) on May 23, 2019. The total number of shares of common stock entitled to vote at the Annual Meeting was 213,584,580, of which 184,870,054 shares, or approximately 87%, were present in person or by proxy. The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a)    Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2020 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Bonnie S. Biumi	150,102,964	13,058,031	247,271	21,461,788
Frank A. Catalano, Jr.	147,905,940	15,245,974	256,352	21,461,788
Robert G. Gifford	150,932,444	12,216,696	259,126	21,461,788
Gerald M. Gorski	146,378,907	16,784,179	245,180	21,461,788
Steven P. Grimes	151,948,985	11,219,269	240,012	21,461,788
Richard P. Imperiale	149,537,737	13,604,037	266,492	21,461,788
Peter L. Lynch	150,040,829	12,573,147	794,290	21,461,788
Thomas J. Sargeant	152,375,292	10,777,785	255,189	21,461,788

A “broker non-vote” occurs when a broker (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2020 and until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal. For each of the eight nominees, over 89% of the votes cast were voted in favor of such nominee.

(b)    With respect to the advisory resolution approving the compensation of the Company’s named executive officers, there were 149,101,631 votes for the resolution, 13,752,074 votes against the resolution, 554,561 votes abstaining from voting on the resolution and 21,461,788 broker non-votes. Based on the foregoing voting results, the advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders. Of the total votes cast, over 91% voted in favor of the advisory resolution approving the compensation of the Company’s named executive officers.

(c)    With respect to the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2019, there were 174,464,521 votes for the ratification, 10,045,096 votes against the ratification, 360,437 votes abstaining from voting on the ratification and no broker non-votes. Based on the foregoing voting results, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2019 was duly ratified by the Company’s stockholders. Of the total votes cast, over 94% voted to ratify such appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Julie M. Swinehart
Date: May 28, 2019		Julie M. Swinehart
Executive Vice President, Chief Financial Officer and Treasurer